21.1 Subsidiaries of the Registrant

As of December 31, 2005, Pacific CMA has the following subsidiaries:

------------------------------- ------------------------- ---------------------- ----------------------------------
Name of Company                 Principal Activities      Place of               Equity Interest Owned by the
                                                          Incorporation          Company
------------------------------- ------------------------- ---------------------- ---------------- -----------------
                                                                                    Directly         Indirectly
------------------------------- ------------------------- ---------------------- ---------------- -----------------
Pacific CMA International, LLC  Investment Holding        Colorado, USA               100%               --
------------------------------- ------------------------- ---------------------- ---------------- -----------------
AGI Logistics (HK) Ltd.         Freight Forwarding        Hong Kong                   100%               --
------------------------------- ------------------------- ---------------------- ---------------- -----------------
AGI China Ltd.                  Freight Forwarding        Hong Kong                    --               100%
------------------------------- ------------------------- ---------------------- ---------------- -----------------
Shenzhen Careship               Freight Forwarding        Hong Kong                    --               100%
International Transportation
Ltd.
------------------------------- ------------------------- ---------------------- ---------------- -----------------
Airgate International           Freight Forwarding        New York, USA                --              99.11%
Corporation (New York)
------------------------------- ------------------------- ---------------------- ---------------- -----------------
Airgate International           Freight Forwarding        Illinois, USA                --              99.11%
Corporation (Chicago)
------------------------------- ------------------------- ---------------------- ---------------- -----------------
Paradigm International Inc.     Freight Forwarding        Florida, USA                 --               100%
------------------------------- ------------------------- ---------------------- ---------------- -----------------
AGI Freight Singapore Pte Ltd.  Freight Forwarding        Singapore                    --               60%
------------------------------- ------------------------- ---------------------- ---------------- -----------------
WCL Global Logistics Ltd.       Freight Forwarding        Hong Kong                    --               51%
------------------------------- ------------------------- ---------------------- ---------------- -----------------
AIO Global Logistics Ltd.       Freight Forwarding        Hong Kong                    --               51%
------------------------------- ------------------------- ---------------------- ---------------- -----------------
Seabridge International Pte.    Freight Forwarding        Singapore                    --               60%
Ltd.
------------------------------- ------------------------- ---------------------- ---------------- -----------------